Exhibit 99.3

ENERGY XXI ENTERS RESTRUCTURING SUPPORT AGREEMENT WITH SECOND LIEN NOTEHOLDERS
TO STRENGTHEN BALANCE SHEET AND REDUCE DEBT

Voluntarily Files for Chapter 11 to Implement Financial Restructuring

Restructuring Support Agreement with 63% of Second Lien Holders Eliminates Approximately $2.8 billion Outstanding of Secured and Unsecured Notes

Operations to Continue in the Ordinary Course

HOUSTON, APRIL 14, 2016 – Energy XXI Ltd (NASDAQ:EXXI) (“Energy XXI” or the “Company”) announced today that it and certain of its subsidiaries have entered into a Restructuring Support Agreement (the “RSA”) with holders of more than 63% of the Company’s secured second lien 11.0% notes (the “Second Lien Notes”) on the material terms of a balance sheet restructuring plan that will strengthen the Company’s financial position by reducing long-term debt and enhancing financial flexibility. In order to implement the terms of the RSA, the Company commenced cases under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

Through the Chapter 11 restructuring, Energy XXI will eliminate more than $2.8 billion in debt from its balance sheet, substantially deleverage its capital structure and position the Company for long-term success. The RSA eliminates substantially all of the Company’s prepetition funded indebtedness other than its first lien reserve based loan facility, resulting in a significantly deleveraged balance sheet upon the Company’s emergence from the Chapter 11 bankruptcy process. The RSA also provides that John Schiller will continue as the reorganized company’s Chief Executive Officer and a member of its board of directors. The Company is also continuing ongoing negotiations with a steering committee of lenders under the Company’s first lien reserve based loan facility that is not party to the RSA at this time.

Energy XXI expects operations to continue as normal throughout the court-supervised financial restructuring process, including paying royalty and surety obligations in the ordinary course. In addition, the Company expects to maintain compliance with its existing long-term plan with the Bureau of Ocean Energy Management throughout the restructuring process.

Energy XXI’s President and Chief Executive Officer John Schiller said, “Today’s announcement reflects the next step in our efforts to respond proactively to the challenging market environment. Over the last several months, we have worked to actively manage our balance sheet, and after thoroughly evaluating our options with the help of our outside advisors, we determined that entering these agreements and implementing them through a court-supervised process is the best course of action for Energy XXI and all our stakeholders. We are confident that we are taking the right steps to provide Energy XXI a solid foundation for a successful future.”

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Mr. Schiller continued, “Our production is on track as we continue to focus our operations on low-risk, high-return projects. We thank our employees for their continued hard work and dedication, and we look forward to working with our vendors and partners as we move through this process and position Energy XXI to emerge as a stronger company.”

The Company believes it has sufficient liquidity, including approximately $180 million of cash on hand as of March 31, 2016 and funds generated from ongoing operations, to continue its operations and support the business in the ordinary course during the financial restructuring process.

The Company expects to file a Current Report on Form 8-K with the Securities and Exchange Commission that will include the full terms of the RSA.

Energy XXI has filed various motions with the Bankruptcy Court in support of its financial restructuring. The Company intends to continue to pay employee wages and provide benefits without interruption in the ordinary course of business. The Company also expects to pay suppliers and vendors in full under normal terms for goods and services provided on or after the Chapter 11 filing date, and anticipates making royalty payments and payments to working interest owners when due. The Company expects to receive Bankruptcy Court approval for the requests in its motions.

Additional information is available on Energy XXI’s website at www.EnergyXXI.com/restructuring or by calling Energy XXI’s Restructuring Hotline, toll-free in the U.S., at (844) 807-7712. (For calls originating outside the U.S., please dial (503) 520-4464). In addition, court filings and other documents related to the reorganization proceedings are available on a separate website administered by Energy XXI’s claims agent, Epiq Systems, at http://dm.epiq11.com/EnergyXXI.

PJT Partners LP is serving as Energy XXI’s financial advisor, Opportune LLP is serving as Energy XXI’s restructuring advisor, and Vinson & Elkins L.L.P. is serving as Energy XXI’s legal advisor.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the bankruptcy filing by the Company and its subsidiaries, including, but not limited to: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 case, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 case as well the outcome of all other pending litigation and the outcome of the Chapter 11 case in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings, (vi) risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the impact of a potential NASDAQ suspension of trading and commencement of delisting proceedings on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets, (x) the uncertainty that any trading market for the Company’s common stock will exist or develop in the over-the-counter markets and (xi) and other risks and uncertainties. These risks and uncertainties could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2015 and December 31, 2015 for more information.  The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

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About the Company

Energy XXI is an independent oil and natural gas development and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Investor Relations

Andrew Coleman
VP, Business Development and Investor Relations
(713) 351-3171
acoleman@energyxxi.com

David Griffith
Associate, Investor Relations
(713) 351-3176
dgriffith@energyxxi.com

Media Contacts:

Meaghan Repko / Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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